Exhibit 99.1

ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT (this “Agreement”), dated January 27, 2005 by and among ROCKINGHAM STEEL, INC., a Virginia corporation (“Purchaser”), RESCO STEEL PRODUCTS CORPORATION, a Virginia corporation (“Seller”), and ROANOKE ELECTRIC STEEL CORPORATION, a Virginia corporation, the sole shareholder of Seller (“Shareholder”).

W I T N E S S E T H :

WHEREAS, Seller desires to sell to Purchaser substantially all the assets and properties of Seller’s business of reinforcing bar fabrication conducted at facilities in Salem, Virginia and Kernersville, North Carolina (the “Business”), other than certain assets specifically excluded hereunder;

WHEREAS, Shareholder, being the holder of all of the issued and outstanding capital stock of Seller, desires that Seller sell to Purchaser substantially all of the assets of Seller upon the terms and conditions hereinafter set forth; and

WHEREAS, Purchaser desires to purchase said assets and assume certain specified liabilities and obligations of Seller on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

1. SALE AND PURCHASE OF ASSETS.

1.1 Sale and Purchase. Subject to the terms and conditions of this Agreement, Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, receive and accept delivery from Seller, at the Closing, all of Seller’s right, title and interest in and to the following properties and assets (but specifically excluding the assets described on Schedule 1.1 attached hereto (the “Excluded Assets”)), real, personal or mixed, tangible or intangible, wherever located, and whether on or off the books of Seller relating to the Business (collectively, the “Purchased Assets”):

(a) Seller’s rights to all goodwill associated with the Business (the “Proprietary Rights”), except for Seller’s corporate name, trade name(s) and trademarks listed with the Excluded Assets on Schedule 1.1;

(b) All of Seller’s furniture, equipment, improvements, machinery, furnishings, motor vehicles, office equipment, tools and other articles of personal property, whether on or off the books of Seller, used in connection with the Business (the “Furniture and Equipment”), the material items of which are described on Schedule 1.1(b) attached hereto;

(c) Seller’s fee simple interest in and to the real property more fully described on Schedule 1.1(c) attached hereto and all right, title and interest of Seller in and to all easements, rights-of-way, privileges and appurtenances related to such real property (the “Appurtenances”, and collectively with such real property and all improvements and fixtures thereon, the “Real Property”);

(d) All contracts, assignable permits, rights-of-entry, and/or leases relating to the Real Property and any other real property used by Seller solely in connection with the Business, which contracts, permits, rights-of-entry, and/or leases are described and are identified on Schedule 1.1(d) attached hereto (the “Real Property Leases”);

(e) All of Seller’s right, title and interest, as lessee(s), in any personal property used in connection with the Business, which leases are described and are identified on Schedule 1.1(e) attached hereto (the “Equipment Leases”);

(f) All product designs, transferable licenses, transferable permits and trade secrets, if any, owned and used by Seller in connection with the Business (the “Intangible Rights”);

(g) All of Seller’s accounts receivable, as determined in accordance with GAAP, existing as of the Closing Date (the “Accounts Receivable”);

(h) All supplies and sundry items, to the extent transferable (the “Supplies”), including, without limitation, telephone numbers, keys and lock combinations, transferable computer software programs and systems, customer records, product information, promotional materials, and books and records, used in connection with the Business including, but not limited to, all customer files, supplier records, records relating to accounts payable and copies of all tax and accounting records of the Seller, but excluding (i) records relating solely to executory contracts not assumed by Purchaser, if any, (ii) original accounting records (but copies will be provided) and (iii) records related to the Excluded Assets;

(i) All right, title and interest of Seller in any assignable agreements, contracts and licenses to which Seller is a party and that relate to the Business (the “Contracts”), with all Contracts involving annual or aggregate payment amounts in excess of $10,000 or which cannot be fully terminated by Seller upon not more than 30 days notice being listed on Schedule 1.1(i) attached hereto;

(j) The benefit of all pre-paid expenditures paid by Seller prior to the Closing Date that relate to the Business, which expenditures are described and are identified on Schedule 1.1(j) attached hereto (the “Prepaid Expenses”);

(k) All inventory of the Seller as of the Closing Date according to a physical inventory taken by Seller and Purchaser after close of business on the day before the Closing Date, including but not limited to supply, works-in-progress, and finished goods, including without limitation those listed on Schedule 1.1(k) attached hereto (the “Inventory”).

(l) All warranty claims of Seller against third parties relating to the Purchased Assets.

2. CONSIDERATION.

2.1 Purchase Price. The total purchase price for the Purchased Assets shall be Four Million Two Hundred Eight Thousand Eight Hundred Sixty Eight and 00/100 Dollars ($4,208,868.00) (the “Purchase Price”). The Purchase Price shall be allocated among the Seller’s assets and the non-competition restrictions contained in Section 8.4 hereof, all in accordance with Schedule 2.1 attached hereto.

2.2 Assumption and Payment of Certain Liabilities and Obligations. On the Closing Date, Purchaser shall assume only those liabilities and obligations of Seller listed on Schedule 2.2 attached hereto (collectively, the “Assumed Liabilities”). Such assumption shall be pursuant to an assumption agreement to be executed and delivered at the Closing in the form of Exhibit B hereto. If Purchaser assumes the benefits of any other contract which Seller inadvertently omitted from Schedule 2.2, Purchaser shall also be deemed to have assumed any liabilities associated therewith.

2.3 Nonassumption of other Liabilities. Other than the Assumed Liabilities, and except as otherwise provided in this Agreement, Purchaser does not assume and shall in no event be liable for any liabilities, debts or obligations of Seller. Purchaser recognizes that Seller may pay any and all such fees and expenses out of Seller’s cash prior to the Closing Date.

3. NON-ASSIGNABLE PURCHASED ASSETS.

Seller shall hold in trust for the benefit of and account of Purchaser, any non-assignable Purchased Assets and all Purchased Assets with respect to which consents to assignments shall not have been obtained prior to the Closing Date, and, insofar as permissible, assign to the Purchaser, from time to time, all of such Purchased Assets, and remit to the Purchaser all amounts paid to Seller with respect thereto after the Closing promptly upon the receipt thereof less all charges properly allocable thereto. Schedule 3 attached hereto lists all consents required to transfer the Purchased Assets to Purchaser (the “Required Consents”). Seller shall use commercially reasonable efforts and otherwise reasonably cooperate with Purchaser in Purchaser’s efforts to obtain the Required Consents.

4. EMPLOYEES AND EMPLOYEE BENEFITS.

4.1 Termination of Employees. Purchaser shall not be obligated to hire any person employed by Seller in the Business as of the Closing Date, and any employees so hired will be on employment, salary and benefit terms established by Purchaser in its sole discretion. Following the full execution of this Agreement, Seller shall facilitate Purchaser’s interview of such Seller’s employees as it may choose, and Purchaser will thereafter notify Seller no later than the Closing Date of the names of Seller’s employees to whom Purchaser intends to offer employment. Seller shall cooperate with Purchaser in Purchaser’s efforts to hire any employees of Seller requested by Purchaser to accept employment by Purchaser. Seller shall remain responsible to pay accrued benefits and applicable severance benefits, if any, and Seller shall also remain responsible for extending COBRA coverage required as a result of Seller’s termination of the employment of any employee of Seller.

4.2 Workers’ Compensation. Seller shall be responsible for any workers compensation claims based on injuries occurring solely prior to the Closing Date regardless of the date on which the claim was filed, and Seller shall indemnify and hold Purchaser harmless against any and all losses, damages, costs and expenses (including, without limitation, reasonable attorney’s fees and related expenses) arising out of or relating to all such claims in accordance with Section 10.1 hereof. Purchaser shall be responsible for all such claims of its employees based on injuries occurring on and after the Closing Date and shall indemnify and hold Seller harmless against any and all losses, damages, costs and expenses (including, without limitation, reasonable attorneys fees and related expenses) arising out of or relating to all such claims in accordance with Section 10.2 hereof.

5. THE CLOSING.

5.1 The Closing. The “Closing” or “Closing Date” means the time at which Seller effects the transfer of the Purchased Assets in exchange for the consideration to be delivered by Purchaser pursuant to Section 2 hereof. The Closing shall take place at the offices of Woods Rogers PLC, 10 S. Jefferson Street, Suite 1400, Roanoke, Virginia, and shall be effective at 12:01 a.m. on January 27, 2005, or at such other date, time and place as may be mutually agreeable to the parties.

5.2 Certain Events at Closing. At the Closing, in addition to such other actions as may be provided for herein, the following actions shall be taken:

(a) Seller shall deliver the following to Purchaser:

(i) A duly executed and acknowledged bill of sale in the form of Exhibit C hereto;

(ii) A duly executed and acknowledged deed(s) for the Real Property in the form of Exhibit E hereto; and

(iiii) Any and all such other executed endorsements, assignments, vehicle registrations and other instruments of transfer and conveyance as Purchaser may reasonably request to effectively vest in Purchaser all of the right, title and interest of Seller in the Purchased Assets, which, in all transfer documents, shall be conveyed free and clear of all mortgages, liens and encumbrances of any kind whatsoever except as disclosed on Schedule 5.2(a)(iv) (“Permitted Encumbrances”) attached hereto.

(iv) A certificate addressed to Purchaser and executed by an officer of Seller, dated as of the Closing Date, in the form attached hereto as Exhibit F.

(b) Purchaser shall deliver the following to Seller:

(i) $4,208,868 by wire transfer pursuant to wire instruction provided by Seller to Purchaser ;

(ii) An assumption agreement as provided for in Section 2.2 hereof;

(iii) Such other instruments of assumption of the debts, liabilities and obligations of Seller to be assumed by Purchaser, pursuant to the provisions hereof in form and substance reasonably satisfactory to counsel for Seller;

(iv) A certificate addressed to Seller and executed by an authorized officer of Purchaser, dated as of the Closing Date, in the form attached hereto as Exhibit G.

5.3 Certain Events Post-Closing. Following Closing, in addition to such other actions as may be provided for herein, Seller agrees to provide Purchaser with a copy of daily reports generated by Wachovia Bank, N.A. showing payments on Accounts Receivable received by Wachovia Bank, N.A. at the lockbox account maintained for Shareholder and its subsidiaries. Seller and Purchaser covenant and agree to hold in trust and remit by wire transfer (with the payee paying the expense of the wire transfer), within three (3) business days of receipt, to the other party any payments received by such party, which payments are on or in respect of Accounts Receivable or Excluded Assets, as the case may be.. If a payment is made pursuant to the terms hereof and the underlying check from the customer is returned for insufficient funds or other reason (the “Bounced Check”), the party receiving payment for such Bounced Check shall promptly reimburse the paying party for the amount of such Bounced Check. Payments not made within the period set forth in the preceding sentence shall accrue interest at the rate of six percent (6%) per annum.

6. REPRESENTATIONS REGARDING SELLER AND SHAREHOLDER.

Seller and, solely with respect to Section 6.3, Shareholder hereby severally, but not jointly, represent and warrant to Purchaser that each of the following statements (i) is true and correct in all respects as of the date of this Agreement and (ii) will be true and correct in all respects as of the Closing Date:

6.1 Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Seller has all requisite power and authority to own its property and to carry on its business as now being conducted and is duly qualified to do business in each jurisdiction in which the character of its properties and assets owned or leased or the nature of its business transacted, makes such qualification necessary. Copies of the articles and bylaws of Seller, as amended to date, (the “Organic Documents”) which have been delivered to Purchaser are complete and correct, and no amendments have been made thereto since the date hereof. Seller has also provided Purchaser with true and accurate copies of its certificates to do business in all foreign jurisdictions where Seller has qualified to transact business.

6.2 Subsidiaries and other Equity Investments. Seller does not own, directly or indirectly, any shares of capital stock of any corporation or any equity investment in any partnership, association or other business organization.

6.3 Authority. Seller and Shareholder have the full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Seller and the performance by it of all obligations contemplated hereby have been duly authorized by all requisite corporate actions including the approval of Shareholder and the Seller’s Board of Directors. This Agreement and all other agreements entered into in connection with the transactions contemplated hereby to which Seller and/or Shareholder are a party constitute, or will constitute upon execution and delivery, the valid and legally binding obligation of Seller and/or Shareholder enforceable against Seller and/or Shareholder, as the case may be, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting generally the enforcement of creditors’ rights. Shareholder is the sole shareholder of Seller.

6.4 No Violations. Neither the execution nor delivery of this Agreement, the consummation of any of the transactions contemplated hereby, nor the fulfillment of any of the terms hereof except to the extent disclosed herein or in any Schedule hereto (i) will violate or conflict with the Organic Documents, (ii) will result in any breach of or default under any provision of any contract or agreement of any kind to which Seller is a party or by which Seller is bound or to which any property or asset of Seller is subject, which would have an adverse effect on the Purchased Assets, or (iii) will result in a violation of any statutes, laws, ordinances, rules, regulations or requirements of governmental authorities having jurisdiction over Seller or the Business.

6.5 Financial Statements. Seller has delivered to Purchaser its unaudited balance sheets at the end of its fiscal years ending October 31, 2002, 2003 and 2004, and the related income statements for each such fiscal year (collectively, the “Year-End Financial Statements”). The Year-End Financial Statements were prepared on a consistent basis throughout the periods covered thereby and present fairly the financial position of Seller at the fiscal year-end dates, and the results of its operations on the accrual basis of accounting. Seller has also delivered to Purchaser the unaudited balance sheet and the statement of income of Seller (the “Interim Financial Statements”) for the period from November 1, 2004 through December 31, 2004 (the “Interim Financial Statements Date”). The Interim Financial Statements present fairly the financial position of Seller at the Interim Financial Statements Date and the results of its operations on the accrual basis of accounting and consistent with the method used in the immediately preceding fiscal year except for normal year end adjustments. The Year-End Financial Statements and the Interim Financial Statements are sometimes collectively referred to herein as the “Financial Statements.”

6.6 Sufficiency and Ownership of Purchased Assets. The Purchased Assets and the Excluded Assets together constitute the material assets necessary to operate the Business in the manner in which it has been operated during the last year or in which it is currently being operating.

6.7 No Undisclosed Liabilities, Etc. Except as set forth on Schedule 6.7, Seller has no material liability or obligation (and, to the best of our knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any material liability or obligation), except for liabilities set forth in the Financial Statements.

6.8 Absence of Certain Changes. Except as disclosed in the Financial Statements or on Schedule 6.8, since November 30, 2004, to Seller’s knowledge, there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the Purchased Assets, the Business or the financial condition, the results of operations or the prospects of the Business. Since November 30, 2004, the Seller has conducted its business in the ordinary course of business, in substantially the same manner in which it has been previously conducted. Without limiting the generality of the foregoing, since the November 30, 2004, except as disclosed in the Financial Statements or on Schedule 6.8, Seller has not:

(a) suffered any damage, destruction or loss of physical property (whether or not covered by insurance) materially and adversely affecting its condition, operations, the Purchased Assets or the Business;

(b) incurred or agreed to incur more than $10,000 in aggregate indebtedness for borrowed money or capitalized lease obligations ;

(c) made any capital expenditure, or entered into commitments therefore, totaling in the aggregate more than $10,000;

(d) outside the ordinary course of the Business, entered into any material agreement, contract, lease or license, or submitted a proposal that if accepted would constitute a material agreement, contract, lease or license;

(e) accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which it is a party or by which it or any of the Purchased Assets is bound (nor has any other party thereto taken any such action);

(f) sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, any assets having a fair market value at the time of sale, transfer or disposition of $10,000 or more in the aggregate, or cancelled, or agreed to cancel, any debts or claims in the amount of $10,000 or more in the aggregate, other than in the ordinary course of business and consistent with past practice;

(g) mortgaged, pledged or subjected to any charges, liens, claims or encumbrances, or agreed to mortgage, pledge or subject to any charges, liens, claims or encumbrances, any of the Purchased Assets, except for Permitted Encumbrances;

(h) increased, or agreed to increase, the compensation or bonuses or special compensation of any kind of any of its officers, employees or agents over the rate being paid to them on November 30, 2004, other than merit, incentive, and/or cost of living increases made in the ordinary course of business following past practice or increase in accordance with the terms of contracts disclosed on Schedule 1.1(i), or adopted or increased any benefit under any insurance, pension or other employee benefit plan, program or arrangement made to, for or with any such officer, employee or agent;

(i) had any resignation or termination of employment of any of its key officers or employees or received written notification of any impending or threatened resignation or resignations or termination or terminations of employment that would have a material adverse effect on the Business;

(j) made any loan to any of its directors, officers, or employees;

(k) had any strike, work stoppage or any other material labor dispute;

(l) made any material change in its accounting methods or practices with respect to its condition, operations, business, properties, assets or liabilities;

(m) entered into any other material transaction not in the ordinary course of its business;

(n) declared or made payment of, or set aside payment for, any dividends or distributions of any assets.

Seller has no knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen, is likely to have a material adverse effect on Seller or any of the Purchased Assets.

6.9 Title to and Condition of Properties and Assets.

(a) Seller has good and marketable title to, or has a valid leasehold interest in, or the right to use, as the case may be, all tangible personal property included as part of the Purchased Assets. None of the tangible personal property included as part of the Purchased Assets are subject to any mortgage, pledge, conditional sales contract, lien, security interest, right of possession in favor of any third party, claim or other encumbrance, except (i) the lien of current taxes not yet due and payable, (ii) as set forth in Schedule 5.2(a)(iv) (“Permitted Encumbrances”), (iii) as reflected in the Financial Statements, (iv) for such minor imperfections of title, if any, as do not interfere with the present use of such personal property, (v) liens not material in amount and arising from the ordinary course of conduct of the business of Seller, or (vi) items listed on Schedule 1.1(e) (“Equipment Leases”). Subsequent to November 30, 2004, except as contemplated by this Agreement, Seller has not sold or disposed of any of its tangible personal property or assets (other than the Excluded Assets) or obligated itself to do so except in the ordinary course of business.

(b) Except as disclosed on Schedule 6.9(b), the facilities, machinery, furniture, office and other equipment (including computer software) of Seller that are used in the Business and included in the Purchased Assets are in reasonable operating condition and repair, subject to ordinary wear and tear. Since January 1, 2004, Seller has not received any written notice from any governmental agency, board, bureau, body, department or authority of any federal, state, municipal or foreign jurisdiction, to the effect that Seller or any tangible personal property or asset owned or leased by Seller is in violation of any applicable ordinance, regulation or building, zoning, environmental or other law in respect thereof.

6.10. Real Property.

(a) Title. Seller is the owner of record of all right, title and interest in and to the Real Property, free from any mortgage, deed of trust, lien, security interest, right of possession or encumbrance in favor of any third party, defect in title, easement, adverse claim or charge of any kind except (i) the lien for real estate taxes not yet due and payable, (ii) as set forth in Schedule 6.10(a) attached hereto. At the Closing, the Real Estate will be conveyed subject only to liens for real estate taxes not yet due and payable and Permitted Encumbrances as set forth on Schedule 5.2(a)(iv).

(b) Condemnation. To the best of Seller’s knowledge, there is no pending condemnation, requisition or similar proceeding affecting the Real Property or any portion thereof. Seller has received no notice and has no actual knowledge that any such proceeding is contemplated as of the date hereof.

(c) Violations. As of the date hereof, to the best of Seller’s knowledge, there are no existing violations of and Seller has not received notice of any alleged violation, which remains uncured, of any federal, state or municipal laws, ordinances, orders, regulations or requirements affecting the real property included in the Purchased Assets.

(d) Zoning and Use. The use of any real property included in the Purchased Assets by Seller through the Closing Date has been and is in material compliance with all applicable laws including zoning, subdivision and other land use laws, building codes, laws for the protection of rights of individuals with disabilities, fire and floodplain regulations and ordinances pertaining thereto. The Seller has not received written notice of building violations which remain uncured against any real property included in the Purchased Assets. All improvements made by Seller to the Real Property comply with all then-applicable laws including zoning, subdivision and other land use laws, building codes, laws for the protection of rights of individuals with disabilities, fire and floodplain regulations and ordinances pertaining thereto.

(e) Compliance with Covenants, etc. Seller is not in material default or breach of any of the covenants, conditions, restrictions, rights-of-way, easements or deeds of trust affecting any portion of the Real Property included in the Purchased Assets.

(f) Real Estate Leases. Schedule 1.1(d) sets forth a list and summary description of the Real Property Leases. Seller has furnished Purchaser with a copy of each lease by which Seller has acquired an interest in the Real Property Leases. Each Real Property Lease is in full force and effect and is valid and enforceable in accordance with its terms. There is not under any Real Property Lease any default by Seller. To the best of Seller’s actual knowledge, there is not under any Real Property Lease any default by any other party thereto.

6.11. Hazardous Materials or Toxic Substances.

(a) Except as set forth on Schedule 6.11(a) attached hereto, as of the date hereof and on the Closing Date, the Real Property does not, to the best of Seller’s knowledge contain (A) asbestos in any form; (B) radon levels above acceptable standards; or (C) any underground storage tanks, Hazardous Materials, Hazardous Waste, or Toxic Substances, as hereinafter defined.

(b) Except as set forth on Schedule 6.11(b) attached hereto since the date of purchase of the Real Property by Seller, (A) the Real Property included in the Purchased Assets is not now and, to the best of Seller’s knowledge, has never been used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with Hazardous Materials, Hazardous Waste or Toxic Substances except in accordance with Environmental Laws, as hereinafter defined, and (B) Seller has not caused or permitted such Real Property or any part thereof to be contaminated by Hazardous Materials, Hazardous Waste or Toxic Substances.

(c) There are no pending or, to the best of Seller’s knowledge, threatened, lawsuits, investigations or inquiries by any governmental authorities concerning environmental issues which affect the Real Property included in the Purchased Assets.

(d) The terms “Hazardous Materials,” “Hazardous Waste,” and “Toxic Substances” as used herein shall include, without limitation, gasoline, petroleum products, lead-based paints, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as may be defined as a hazardous or toxic substance by any Federal, state or local environmental law, ordinance, rule, or regulation (collectively the “Environmental Laws”) including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251, et seq.), the Clean Air Act (42 U.S.C. Sections 7401, et seq.), the Toxic Substance Control Act (15 U.S.C. Sections 2601, et seq.), and in regulations adopted or orders or permits issued pursuant thereto.

6.12 Contracts. Each Contract listed in Schedule 1.1(i) is in full force and effect and is valid and enforceable by Seller, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting generally the enforcement of creditors’ rights assuming the due authorization, execution and delivery thereof by each of the other parties thereto. Except as set forth on Schedule 1.1(i), Schedule 3 or Schedule 6.12, with respect to each such Contract, (A) the Contract is assignable without the consent of any other person or entity, and, to the knowledge of the Seller, against the other; (B) the Seller is not, and to the knowledge of the Seller no other party is, in breach or default, and, to the knowledge of the Seller, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; (C) no party has repudiated in writing any provision of the Contract or has expressed in writing an intent to so repudiate; (D) the Seller has not entered into any agreement or understanding, whether written or oral, which waives any of its rights under any such Contract; and (E) no party has threatened to cancel any such Contract. Seller will provide to Purchaser prior to the Closing Date true and complete copies of all Contracts listed in Schedule 1.1(i) as in effect on the date hereof. Except as set forth on Schedule 1.1(i) or as otherwise disclosed in or pursuant to this Agreement, including any Schedule or attachment hereto, Seller is not a party to any material written or oral (involving annual or aggregate payment amounts in excess of $10,000):

(a) contract with any labor union;

(b) lease whether as lessor or lessee with respect to any property, real or personal;

(c) license agreement whether as licensor or licensee relating to the business or any of the properties or assets of Seller;

(d) loan agreement or instrument relating to any debt;

(e) contract of purchase or sale;

(f) contract with any agent not terminable on thirty days’ advance notice;

(g) stand-by letter of credit, guarantee or performance bond;

(h) contract or agreement restricting the ability of the Seller from freely engaging in any business or competing anywhere in the world;

(i) contract not made in the ordinary course of business;

(j) contract with any party that to the knowledge of Seller is expected to result in a material loss; or

(k) other contract or agreement, except insubstantial contracts for supplies or services.

6.13 Certain Indebtedness. Schedule 6.13 attached hereto is a correct and complete list of all instruments, agreements and arrangements pursuant to which Seller has borrowed money, incurred any indebtedness or established any line of credit which represents a liability of Seller on the date hereof. True and complete copies of all such instruments, agreements and arrangements that are in writing have heretofore been delivered to Purchaser. Seller is not in material default under any indenture, loan agreement or any other agreement relating to borrowed money to which Seller is a party or by which Seller or its assets or properties are bound, and each such indenture, loan agreement or other agreement is in full force and effect against Seller.

6.14 Litigation. Except as set forth on Schedule 6.14 attached hereto, there are no actions, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in any federal, state, municipal or foreign jurisdiction, of any kind now pending or, to the best of Seller’s knowledge, threatened or proposed in any manner, or, to the knowledge of Seller, any circumstance which reasonably likely will form the basis of any such action, suit, proceeding or investigation, involving Seller or any of its properties or assets or the Purchased Assets or Business that (i) if asserted and decided adversely to Seller, would materially and adversely affect the operations or the business of Seller, or of Purchaser or its successors or assigns with respect to the Purchased Assets or Business, (ii) questions the validity of this Agreement, or (iii) seeks to delay, prohibit or restrict in any manner any action taken or contemplated to be taken by Seller under this Agreement. Except as set forth in Schedule 6.14, there is no arbitration proceeding pending or, to the knowledge of Seller, threatened with respect to individual claims under any collective bargaining agreement or other agreement which claims, individually or in the aggregate, if adversely decided would have a material adverse effect on the business or operations of Seller, the Purchased Assets or the Business. Neither Seller nor any of its properties or assets, the Purchased Assets or the Business is subject to any judicial or administrative judgment, order, decree or restraint.

6.15 Proprietary Rights. Except as set forth on Schedule 6.15 attached hereto, there are no written claims or demands or proceedings pending or, to the best of Seller’s knowledge, threatened that pertain to or challenge the right of Seller to use the Proprietary Rights identified in Schedule 1.1(a) and, to Seller’s knowledge, no valid basis exists for any such claim. Seller has no knowledge of any third party that has infringed on any of Seller’s Proprietary Rights. Seller has not granted any currently outstanding licenses or other rights with respect to the Proprietary Rights and has no legally binding obligation to grant licenses or other rights. Seller is the sole and exclusive owner of, and has the sole and exclusive right to use, the Proprietary Rights all of which will be assigned to Purchaser (except as set forth on Schedule 1.1) at the Closing free and clear of all claims, liens, charges or any encumbrances whatsoever.

6.16 Compliance with Laws. Seller is in material compliance with all federal, state, local (including county and municipal) and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders or decrees which affect the Purchased Assets, and there does not exist, to the best of Seller’s knowledge, any basis for any claim of default under or violation of any such statute, law, ordinance, regulation, rule, judgment, order or decree.

6.17 Governmental Authorizations and Regulations. Schedule 6.17 attached hereto lists all licenses, franchises, permits and other governmental authorizations held by Seller material to the conduct of the Business. Such licenses, franchises, permits and other governmental authorizations are valid, and Seller has not received any written notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization.

6.18 Employees. Schedule 6.18 lists all of the employees of the Seller, including for each such employee their (i) date of hire, (ii) compensation, and (iii) position. Except as disclosed in Schedule 6.18, the Seller is not a party to or bound by any collective bargaining agreement or any arrangement with or commitment to any labor union or guild with respect to any group of Seller employees, nor has it experienced any strike or material grievance, slowdown, lockout, work stoppage, to Seller’s knowledge, claim of unfair labor practices, or other collective bargaining dispute with respect to Seller employees or any threat thereof. To

Seller’s knowledge, Seller has not committed any material unfair labor practice in connection with the Business. To Seller’s knowledge, no unfair labor practice complaints have been filed against the Seller with the National Labor Relations Board nor has the Seller received any notice or communication reflecting any intention or threat to file any such complaint. To the knowledge of the Seller, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to Seller employees. The Seller has not experienced a “plant closing” or “mass layoff” with respect to Seller employees within the meaning of the Worker Adjustment Retraining and Notification Act (“WARN”) or any comparable employment action under any state law similar to WARN. The Seller will comply with all applicable employee termination notice and similar laws as they impact on the transactions contemplated by this Agreement.

6.19 Employee Benefit Plans.

(a) Except for the plans described on Schedule 6.19 attached hereto (the “Existing Plans”), Seller does not currently maintain and does not have any obligation with respect to any pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance and other employee benefit plans, programs or arrangements (other than obligations to make current wage or salary payments or sales commissions terminable on notice of 30 days or less) in respect of, or which otherwise cover, any of the current officers or employees of Seller, or their beneficiaries (hereinafter individually referred to as an “Employee Benefit Plan” and collectively referred to as the “Employee Benefit Plans”). Seller has delivered or made available to Purchaser true and complete copies of all documents, as they may have been amended to the date hereof, embodying or relating to the Existing Plans.

(b) Seller has made all payments due from it to date under or with respect to the Existing Plans, and all amounts properly accrued to date as liabilities of Seller under or with respect to the Existing Plans for the current plan years have been properly recorded on the books of Seller.

(c) All Existing Plans have been administered in compliance with the continuation coverage requirements contained in the Consolidated Omnibus Budget Reconciliation Act of 1985 and as provided under Section 162(k) of the Code and all regulations promulgated or proposed thereunder.

(d) Neither the Seller nor any affiliate of the Seller that is a member of a “controlled group” of which the Seller is a member or under “common control’ with the Seller within the meaning of Section 414(b) and (c) of the Code or of an “affiliated service group” of which the Seller is a member within the meaning of Section 414(m) of the Code (an “ERISA Affiliate”) has outstanding any delinquent contributions with respect to any “multiemployer plan” within the meaning of Section 3(37) of ERISA.

6.20 Accounts Receivable. The Accounts Receivable represent transactions actually made in the ordinary course of business and are current and collectible without discount. Each of the Accounts Receivable is listed on Schedule 6.20 attached hereto. Except as set forth on Schedule 6.20, Seller has no knowledge of any reason why any of the Accounts Receivable could not legally be collected in full or any basis for any set-off or counter claim against the Accounts Receivable.

6.21 Inventory. All inventories of Seller reflected in the balance sheet included with the Financial Statements and to be conveyed at Closing consist of a quality and quantity usable and salable in the ordinary course of business without material discount or reduction, except for items of obsolete materials and materials of below standard quality, all of which have been written down on Seller’s Interim Financial Statements balance sheet to realizable market value or for which adequate reserves have been provided therein.

6.22 Taxes. Seller has duly and timely filed, within applicable extension periods, all tax reports and returns required to be filed by it, and Seller has duly and timely paid all taxes with respect to its business imposed by federal, state, local (including county and municipal) or foreign taxing authorities (the “Taxing Authorities”) (including, without limitation, those due in respect of the tangible and intangible properties, leasehold interests, income, franchises, licenses, sales or payrolls of Seller); and there are no tax liens or encumbrances upon any property or assets of Seller except liens for current taxes not yet due. Except to the extent set forth on Schedule 6.22 attached hereto, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return for any period.

6.23 Insurance. Schedule 6.23 attached hereto contains an accurate and complete description of all material policies of fire, liability, worker’s compensation, errors and omissions and other forms of insurance owned or held by Seller. All such policies are in full force and effect, all premiums due and payable with respect thereto covering all periods up to and including the date of the Closing have been paid, and no written notice of cancellation or termination has been received with respect to any such policy.

6.24 Books and Records. All accounts, books, ledgers and other records of the Seller with respect to the Business have been properly and accurately kept and are complete in all material respects.

6.25 Customer and Suppliers. Schedule 6.25 is an accurate and complete list of the name and address of each customer of the Business as of the date hereof. Schedule 6.25 also sets forth a list of all outstanding purchase commitments and orders of the Seller with respect to the Business which are in excess of $5,000 or are not in the ordinary course of business of the Seller. Except as set forth on Schedule 6.25, no customer or supplier of the Business has give written notice to the Seller to cancel or otherwise terminate or reduce, or threatened to cancel, terminate or reduce, its relationship with the Business nor to the knowledge of the Seller, is it the intention of any customer or supplier of the Business to do so.

6.26 Disclosure and Schedules. All lists or other statements, information or documents set forth in or attached to any Schedule delivered or to be delivered pursuant to this Agreement shall be deemed to be representations and warranties of the parties making them with the same force and effect as if such lists, statements, information and documents were set forth herein. The contents of all documents referred to in the Schedules shall be incorporated by reference into the Schedules as though fully set forth in the Schedules. Notwithstanding anything to the contrary contained in the Schedules or in this Agreement, the information, descriptions and disclosures contained in a particular section of the Schedules will be deemed to be disclosed in the other sections of the Schedules. and to modify any applicable sections of this Section 6. Nothing contained in the Schedules is intended to either expand or diminish (other than as an exception to a representation) the scope of any representation or warranty of the Seller contained in this Agreement or to create any covenant on the part of the Seller. Inclusion of any item in the Schedules (i) does not represent a determination by the Seller that such item is “material,” nor shall it be deemed to establish a standard of materiality; (ii) does not represent a determination by the Seller that such item does not arise in the ordinary course of business; and (iii) shall not constitute or be deemed an admission to any third party concerning any item of the Seller.

7. REPRESENTATIONS OF PURCHASER.

Purchaser represents and warrants to Seller and Shareholder that each of the following statements (i) is true and correct in all respects as of the date of this Agreement and (ii) will be true and correct in all respects as of the Closing Date:

7.1 Organization and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own its properties, to carry on its businesses as now being conducted, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

7.2 Authorization of Agreement. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of all obligations contemplated hereby have been duly authorized by all requisite corporate action. This Agreement and any other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby and thereby constitute the valid and legally binding obligations of Purchaser, enforceable against it in accordance with their respective terms.

7.3 No Violations. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Purchaser will not, with or without the giving of notice and/or the passage of time, violate any provisions of law applicable to Purchaser or conflict with or result in the breach or termination of any provision of, constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets pursuant to any corporate charter, bylaw, indenture, mortgage, deed of trust or other agreement or instrument to which Purchaser is a party or by which it is or may be bound.

7.4 No Adverse Action. There is no action, suit, claim or legal, administrative, arbitration or other proceeding or governmental investigation or examination pending or, to Purchaser’s knowledge, threatened or injunctions or orders entered, pending or threatened against Purchaser or its business, property or assets, at law or in equity, before or by any federal, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, to restrain or prohibit the consummation of the transactions contemplated hereby or to obtain damages which if decided adversely would adversely affect the ability of Purchaser to consummate the transactions provided for in this Agreement.

7.5 Approvals, Licenses and Authorizations. No (i) order, license, consent, waiver, authorization or approval of, or (ii) giving of notice to, or (iii) registration with or the taking of any other action in respect of, any person or entity not a party to this Agreement; and no filing, recording, publication or registration in any public office or any other place in each case is now, or under existing law in the future will be, necessary on behalf of Purchaser to authorize either the execution, delivery and performance by Purchaser of this Agreement or any other agreement, document or instrument contemplated hereby to be executed and delivered by it, or for the legality, validity, binding effect or enforceability with respect to Purchaser of any of the foregoing.

7.6 Financial Ability to Perform. Purchaser has furnished to Seller financial documents that substantiate Purchaser’s financial ability to perform its obligations pursuant to this Agreement. These financial documents present fairly the financial position of Purchaser as of the date hereof.

7.7 Employees. Purchaser will comply with all applicable employment laws and similar laws as they impact on the transactions contemplated by this Agreement.

8. AGREEMENTS OF SELLER, SHAREHOLDER AND PURCHASER.

8.1 Further Assurances. From and after the Closing Date, Seller shall take all reasonable steps as may be necessary to put Purchaser in actual possession and operating control of the Purchased Assets, and Seller agrees that at any time or from time to time (without further cost or expense to Purchaser) after the Closing Date, upon the request of Purchaser, Seller will execute, acknowledge and deliver such other instruments of conveyance and transfer and take such other action as Purchaser may reasonably require to vest more effectively in the Purchaser good and marketable title to any of the Purchased Assets and to reasonably cooperate in collection of any of the Accounts Receivable.

8.2 Publicity. No party to this Agreement shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior written consent of the other party hereto, such consent not to be unreasonably withheld. In this regard, Purchaser has approved a form of press release provided by Seller to Purchaser. The foregoing provisions of this Section 8.2 shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal, state or foreign governmental agency or any stock exchange, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

8.3 Definition of Material. Except to the extent that different criteria are specified with respect to a specific section or paragraph of this Agreement, an event, occurrence or circumstance will be deemed to be “material” with respect to a party if such event, occurrence or circumstance causes or will cause damage, loss or expense to such party in excess of $5,000. A series of related or similar events, occurrences or circumstances will be deemed to be “material” with respect to a party if such series of related or similar events, occurrences or circumstances cause or will cause damage, loss or expense to such party in excess of $5,000.

8.4 Non-Competition. During the period beginning on the Closing Date and ending on the second (2nd) anniversary of the Closing Date, except with Purchaser’s prior written consent, neither Seller nor Shareholder shall, directly or indirectly, through its affiliates, subsidiaries, or otherwise in any capacity, at any location within Virginia, North Carolina, South Carolina or West Virginia, which Seller acknowledges to be the current market area of the Business:

(a) solicit any person or entity who is a customer, prospective customer, acquisition target, supplier, employee, salesman, agent or representative of, or a consultant to, the Business, in any manner that adversely interferes with such person’s or entity’s relationship with the Purchaser, or in an effort to obtain any such person or entity as a customer, acquisition target, employee, supplier, salesman, agent or representative of, or a consultant to, any other person or entity that conducts a business competitive with the Business;

(b) marketing or selling any products or services that are competitive with the products or services of the Business; or

(c) establish, own, manage, operate, finance or control, or participate in the establishment, ownership, management, operation, financing or control of, or be an agent or representative of, or be a consultant to, any person or entity that conducts a business in competition with the Business, except ownership of 5% of less of the issued and outstanding equity securities of any publicly traded company.

8.5 Bulk Transfer Law. Purchaser waives compliance by Seller with the provisions of any statute of any state or jurisdiction regulating bulk sales or transfers which may be applicable to the sale of the Purchased Assets. Seller hereby agrees to indemnify and hold Purchaser and its shareholders, officers, employees, agents, representatives, successors and assigns harmless from and against any and all losses, claims, damages, expenses and liabilities (including legal fees and expense) to which Purchaser may become subject pursuant to any such bulk transfer or sale statute with regard to the sale of the Purchased Assets as contemplated by this Agreement.

9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

9.1 Survival of Seller’s and Shareholder’s Warranties. The respective representations and warranties of Seller and Shareholder herein contained shall survive the Closing. All such representations and warranties shall expire and be terminated and extinguished on the eighteen (18) month anniversary of the Closing Date. If at any time on or before the Closing Date, Purchaser obtains any actual knowledge (whether through investigation or otherwise) of any material fact which is inconsistent with, contrary to, or in addition to any of the representations or warranties of Seller and/or Shareholder contained herein, such knowledge will constitute a waiver and release by Purchaser of its right to recover hereunder to the extent any representation or warranty is not true and correct solely because of such material fact.

9.2 Survival of Purchaser’s Warranties. The respective representations and warranties of the Purchaser herein contained shall survive the Closing. All such representations and warranties shall expire and be terminated and extinguished on the eighteen (18) month anniversary of the Closing Date. If at any time on or before the Closing Date, Seller obtains any actual knowledge (whether through investigation or otherwise) of any material fact which is inconsistent with, contrary to, or in addition to any of the representations or warranties of Purchaser contained herein, such knowledge will constitute a waiver and release by Seller of its right to recover hereunder to the extent any representation or warranty is not true and correct solely because of such material fact.

10. INDEMNIFICATION AND PURCHASER’S SETOFF RIGHTS.

10.1 Indemnification by Seller and Shareholder.

(a) Seller and Shareholder agree, jointly and severally, to indemnify Purchaser and hold it harmless from any loss, damage or expense (including reasonable attorneys’ fees) which Purchaser, or any of its officers, directors, parents or subsidiaries or other affiliates, actually incur, suffer or become liable for as a result of or in connection with (i) the inaccuracy or breach of any agreement, representation or warranty of Seller or Shareholder contained in this Agreement, any Exhibit or Schedule to be delivered pursuant hereto occurring or developing during the period of survival of such agreement, representation or warranty including any claims by any third parties alleging facts or circumstances which, if true, would constitute such inaccuracy or breach; (ii) failure to pay any sales, use or other tax liability of the Seller for periods through the Closing Date; (iii) any assertion against Purchaser of any claim or liability of Seller not expressly assumed hereunder by Purchaser; (iv) any and all actions suits, proceedings, claims, demands, assessments, judgments, costs and expenses related to Purchaser’s conduct of the Business or ownership of, interest in, or use of, the Purchased Assets prior to Closing; and (v) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses incident to any of the foregoing or in enforcing this indemnity.

(b) As a condition to indemnification by Seller and/or Shareholder, Purchaser shall give Shareholder, on behalf of Seller and/or Shareholder, as the case may be, prompt written notice of any claim, suit or demand which Purchaser believes will give rise to indemnification by Seller and/or Shareholder under this Section. Except as hereinafter provided, Seller and/or Shareholder, as the case may be, shall have the right to defend and to direct the defense against any such claim, suit or demand, in their names or in the name of Purchaser at Seller’s and/or Shareholder’s expense and with counsel of Seller’s and/or Shareholder’s own choosing. Purchaser shall, at Seller’s and/or Shareholder’s expense, cooperate in the defense of any such claim, suit or demand. If Seller and/or Shareholder, within a reasonable time after notice of a claim, fail to defend Purchaser, Purchaser shall be entitled to have separate counsel undertake the defense, compromise or settlement of such claim at the reasonable expense of and for the account and risk of Seller and/or Shareholder, subject to the right of Seller and/or Shareholder to assume the defense of such claim at any time prior to the settlement, compromise or final determination thereof; provided Seller and/or Shareholder will not, without Purchaser’s written consent (not to be unreasonably withheld) settle or compromise any claim or consent to any entry of judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Purchaser and, if applicable, Purchaser’s affiliates, a release from all liability in respect of such claim. No right or remedy conferred in this Section is intended to be exclusive of any other right or remedy available, now or hereafter at law or in equity or otherwise, to the parties hereto.

(c) The amounts for which the Seller and Shareholder collectively shall be liable under this Section 10 shall be net of any insurance proceeds or tax benefits received or receivable by the Purchaser with respect to the claim giving rise to the right of indemnification.

(d) No claim or claims may be made against Seller or Shareholder for indemnification pursuant to this Section 10, unless and until the aggregate amount for which the Purchaser is entitled to indemnification shall have exceeded an aggregate amount equal to $75,000, in which case Seller and/or Shareholder shall be obligated to the Purchaser for any and all amounts in excess of said $75,000.

(e) Notwithstanding anything to the contrary in this Section 10, in no event shall the aggregate combined liability of Seller and Shareholder for indemnification under this Agreement exceed the amount by which the Purchase Price paid to Seller exceeds $3,556,607 (which amount is the book value of the Seller as of November 30, 2004).

10.2 Indemnification by Purchaser.

(a) Purchaser agrees to indemnify Seller and Shareholder and hold Seller and Shareholder harmless from any loss, damage or expense (including reasonable attorneys’ fees) which Seller or Shareholder actually incur, suffer or become liable for as a result of or in connection with (i) the inaccuracy or breach of any agreement, representation or warranty of Purchaser contained in this Agreement occurring or developing during the period of survival of such agreement, representation or warranty including any claims by any third party alleging facts and circumstances which, if true, would constitute such inaccuracy or breach; (ii) any assertion against Seller or Shareholder of any claim or liability of Purchaser accruing on or after the Closing Date or arising out of the operation of the Business after the Closing Date or arising out of Purchaser’s failure to satisfy the Assumed Liabilities; or (iii) the assertion against Seller or Shareholder by any person, firm, governmental agency or corporation of any obligation or liability of Purchaser occurring after the Closing Date and thereafter occurred, including without limitation, tax claims or liabilities.

(b) As a condition to indemnification by Purchaser, Seller and/or Shareholder, as the case may be, shall give Purchaser prompt written notice of any claim, suit or demand which they believe will give rise to indemnification by Purchaser under this Section. Except as hereinafter provided, Purchaser shall have the right to defend and to direct the defense against any such claim, suit or demand, in its name or in the name of Seller and/or Shareholder at Purchaser’s expense and with counsel of Purchaser’s own choosing. Seller and Shareholder shall, at Purchaser’s expense, cooperate in the defense of any such claim, suit or demand. If Purchaser, within a reasonable time after notice of a claim, fails to defend Seller or Shareholder, Seller and Shareholder, as the case may be, shall be entitled to have separate counsel undertake the defense, compromise or settlement of such claim at the reasonable expense of and for the account and risk of Purchaser subject to the right of Purchaser to assume the defense of such claim at any time prior to the settlement, compromise or final determination thereof; provided Purchaser will not, without Seller’s and Shareholder’s written consent (not to be unreasonably withheld or delayed), settle or compromise any claim or consent to any entry of judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Seller and Shareholder a release from all liability in respect of such claim. No right or remedy conferred in this Section is intended to be exclusive of any other right or remedy available, now or hereafter at law or in equity or otherwise, to the parties hereto.

(c) The amounts for which the Purchaser shall be liable under this Section 10 shall be net of any insurance proceeds or tax benefits received or receivable by the Seller and Shareholder with respect to the claim giving rise to the right of indemnification.

11. EFFECTIVENESS OF THIS AGREEMENT.

This Agreement shall become effective upon the execution and delivery of this Agreement (or counterpart thereof) by all parties hereto and shall not be binding upon any party executing this Agreement (or counterpart thereof) until executed by all parties hereto.

12. BROKERS.

12.1 For Seller and Shareholder. Seller and Shareholder agree to indemnify and hold harmless Purchaser against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of Seller or Shareholder.

12.2 For Purchaser. Purchaser agrees to indemnify and hold harmless Seller and Shareholder against any claims or liabilities asserted against any of them by any person acting or claiming to act as a broker or finder on behalf of Purchaser or any affiliate of Purchaser.

13. EXPENSES, TAXES AND ATTORNEY’S FEES.

Except as otherwise specifically set forth below, Purchaser on the one hand and Seller on the other hand shall pay their own expenses in connection with this Agreement and the transactions contemplated hereby, including attorneys’ and accountants’ fees. In the event of any dispute arising under this Agreement, the prevailing party shall be permitted to recover its attorney’s fees, court costs and expenses. Seller agrees to pay the Grantor’s tax applicable to the recordation of any deed(s) transferring the Real Property, and Purchaser shall pay all other transfer taxes of any nature, notarial fees, documentary tax stamps, other taxes or surtaxes and recording fees incurred in connection with the consummation or the transactions contemplated hereby specifically including the transfer of the Real Property to Purchaser.

14. NOTICES

Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or transmitted by telecopy, addressed as follows or to such other address of which the parties may have given notice in accordance with this Section 14:

a.	In the case of Purchaser:

Roy D. Simmons, President

P.O. Box 1347

Harrisonburg, VA 22801

with a copy to:

John W. Flora, Esq.

Keeler Obenshain PC

P.O. Box 1287

Harrisonburg, VA 22803

b.	In the case of Seller or Shareholder:

Roanoke Electric Steel Corporation

P. O. Box 13948

Roanoke, VA 24038-3948

Attention: General Counsel

with a copy to:

Woods Rogers PLC

P.O. Box 14125

Roanoke, Virginia 24038-4125

Attn: Nicholas C. Conte

Telecopy: 540-983-7711

15. SUCCESSORS/NO THIRD PARTY BENEFICIARIES.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Purchaser, on the one hand, and Seller, on the other hand, shall not assign their respective obligations hereunder, without the prior written consent of the other parties. No individual or entity who or which is not a party to this Agreement shall have any rights or claims arising under this Agreement. This Agreement and every provision hereof are expressly for the benefit of Seller and Purchaser. No provision of this Agreement shall be construed to create any enforceable rights in any person or entity other than Seller and Purchaser.

16. PARAGRAPH HEADINGS; CONSTRUCTION.

The paragraph and section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

17. GOVERNING LAW; CONSENT TO SERVICE.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia applicable to agreements made and to be performed therein (without giving effect to the conflict of law provisions of such state). Purchaser irrevocably consents to the jurisdiction of the courts of the Commonwealth of Virginia with respect to any action, suit or proceeding brought arising under this Agreement or any of the transactions or agreements contemplated herein and agree further that service of process of notice in any such action, suit or proceeding shall be effective if in writing and sent by certified or registered mail, return receipt requested, postage prepaid, as provided in Section 14 hereof.

18. ENTIRE AGREEMENT.

This Agreement, including all Schedules and Exhibits hereto, and all agreements to be delivered by the parties pursuant hereto or concurrently herewith represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and, therefore, supersede all prior negotiations between such parties and cannot be amended, supplemented or changed orally, but only by an agreement in writing which makes specific reference to this Agreement or the agreement delivered pursuant hereto, as the case may be, and which is signed by the party against whom enforcement of any such amendment, supplement or modification is sought.

19. COUNTERPARTS.

This Agreement may be signed in two or more counterparts, each signed by one or more of the parties hereto so long as each party shall sign at least one counterpart of this Agreement, and all of which taken together shall constitute one and the same instrument.

20. SEVERABILITY.

The provisions of this Agreement are severable, and if any one or more provisions shall be determined to be judicially unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provisions, to the extent enforceable, shall nevertheless be binding and enforceable upon the parties hereto.

[Signature page on the next page]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

SELLER:	RESCO STEEL PRODUCTS CORPORATION

By:
Name:
Title:

SHAREHOLDER:	ROANOKE ELECTRIC STEEL CORPORATION

By:
Name:
Title:

PURCHASER:	ROCKINGHAM STEEL, INC.

By:
Name:
Title: